Exhibit 10.50
No. BSG0610-575
Date: October 26, 2006

SECOND AMENDMENT TO
SPRINT CUSTOM SERVICE AGREEMENT

Customer Name:	XATA Corporation
Address:	151 E. Cliff Road, Suite 10
Burnsville, MN 55337
This Second Amendment (BSG0610-0575) is made to the Custom Service Agreement (BSG0407-2661) between SPRINT SOLUTIONS, INC. as contracting agent on behalf of the applicable Sprint affiliates (“Sprint”) and XATA COPORATION (“Customer”), signed by Customer on November 4, 2004 and Sprint on November 11, 2004 (the “Agreement”), as amended by:

AMENDMENT
NUMBER	BSG#	CUSTOMER SIGNATURE DATE	SPRINT SIGNATURE DATE
First	BSG0601-0507rl	March 31, 2006	March 31, 2006
The following modified and added terms and conditions are made a part of the Agreement effective on the first day of the first billing month after this Amendment is signed by Sprint and Customer (“Second Amendment Commencement Date”).
Sprint and Customer agree as follows:
1.	The Agreement is amended in Section 5 (“PRICING EXPIRATION”) by deleting the last sentence and replacing it as follows:
Upon expiration of the Agreement, Sprint may continue to provide some or all of the Products and Services on a month-to-month basis under the terms, conditions and pricing in this Agreement, excluding minimum commitments, or, with advance notice, at standard list, tariff or Schedule pricing, unless either party provides thirty (30) days notice to terminate.
2.	The Agreement is amended in the PCS TELEMETRY PRICING ATTACHMENT by deleting Section 1. (“TERM”) in its entirety and replacing it as follows:
1.	TERM — The Term is 24 months. The Term will begin on the Commencement Date of the Second Amendment (BSG0610-0575), which will be the first day of the first billing month after the parties sign this Agreement.
3.	The Agreement is amended in the PCS TELEMETRY PRICING ATTACHMENT, Section 2. (“TELEMETRY”) by deleting Subsection 2.E. in its entirety and replacing it as follows:
E.	Wireless devices activated after April 1, 2006 may be activated on any of the plans below. Each Wireless Device will be active under its own Telemetry Plan. Based on Customer assignment of Telemetry Plans to its End Users, Sprint will charge Customer for each End User (a) a one-time, non-refundable activation fee of $ * for each Wireless Device; (b) the applicable monthly recurring charge (“MRC”) per MDN assigned to a Wireless Device for the megabytes included in the Telemetry Plan; and (c) the applicable monthly overage rate(s) for usage in excess of the limits associated with the End User’s Telemetry Plan. MRCs apply to MDNs activated or active during any part of the billing cycle. Sprint will bill the MRC in advance and overage charges after use. Data usage is calculated on a per-kilobyte basis and is rounded up to the next whole kilobyte at the end of each Transaction or clock hour. A “Transaction” is defined as the act of sending or receiving data on a Wireless Device followed by inactivity of such Wireless Device lasting at least 10 seconds. Data charges may be rounded up to the nearest whole $0.01.

MRC	*
MB Included	*
Text Messages Incl	*
Overage Rate Per KB	*

For each Device activated on this plans, Sprint will allow Xata two software upgrades a year that will not count towards the usage for that device, up to a maximum of * KB per device. Sprint requires a 30 day notice before the upgrade

*	Material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Securities and Exchange Commission.
SPRINT CONFIDENTIAL & PROPRIETARY INFORMATION

No. BSG0610-575
Date: October 26, 2006

SECOND AMENDMENT TO
SPRINT CUSTOM SERVICE AGREEMENT

Customer Name:	XATA Corporation
Address:	151 E. Cliff Road, Suite 10
Burnsville, MN 55337
occurs. This notice must include the date of the upgrade, the MDN’s that will be included, and the amount of KB’s to be consumed.”
4.	The Agreement is amended in the TELEMETRY SERVICES PRODUCT ANNEX, Section 3. (“SCOPE”) by deleting Subsection 3.1.A. in its entirety and replacing it as follows:
A.	GENERAL. Customer acknowledges and agrees that (i) Telemetry Service is available to compatible and Sprint- certified devices only within the operating range of the Sprint Network; (ii) Telemetry Service may be temporarily refused, interrupted, curtailed or otherwise limited because of transmission limitations caused by any factor, including atmospheric, environmental or topographical conditions, Facilities limitations or constraints, or Facilities changes, modifications, updates, relocations, repairs, maintenance or other similar activities necessary for the proper or improved operation of the Facilities; and (iii) no fix location Roaming or voice services are available with respect to the Telemetry Services described in the Agreement.
5.	All other terms and conditions in the Agreement, not amended above, will remain in effect. This Amendment and any information concerning its terms and conditions are Sprint’s proprietary information and are governed by the parties’ nondisclosure agreement. Alterations to this Amendment will not be valid unless accepted in writing by a Sprint officer or authorized designee. To become effective, this Amendment must be:
5.1	Signed by a Customer representative;

5.2	Delivered to Sprint on or before November 27, 2006; and

5.3	Signed by a Sprint officer or authorized designee.

XATA CORPORATION	SPRINT SOLUTIONS, INC.

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

Address:	Address:

SPRINT CONFIDENTIAL & PROPRIETARY INFORMATION